Exhibit 5.2

900 West 48th Place, Suite 900, Kansas City, Missouri, 64112  •  816.753.1000

September 25, 2020

Board of Directors
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special local counsel to those certain subsidiaries of T-Mobile US, Inc., a Delaware corporation (the “Parent”), listed on Schedule A hereto (the “Opinion Guarantors”) in connection with the filing by the Parent, T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), and certain subsidiaries of T-Mobile (including the Opinion Guarantors) of a registration statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the proposed public offering of an indeterminate amount of one or more series of the following securities: (i) senior or subordinated debt securities of T-Mobile (the “Primary Debt Securities”), which may be issued pursuant to either of the Indenture, dated as of April 28, 2013 among T-Mobile, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (the “Unsecured Notes Indenture”) or the Indenture, dated as of April 9, 2020 by and among T-Mobile, the Parent and Deutsche Bank Trust Company Americas, as trustee (the “Secured Notes Indenture”, and each of the Unsecured Notes Indenture and the Secured Notes Indenture, an “Indenture”, and collectively, the “Indentures”); and (ii) guarantees of the Primary Debt Securities (the “Primary Guarantees”) by one or more of the Parent and T-Mobile’s subsidiary guarantors, including the Opinion Guarantors, registered under the Registration Statement (the “Guarantors”), all of which may be sold from time to time and on a delayed basis, as set forth in the primary offering prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and as to be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”); and (b) the proposed resale under the Registration Statement of outstanding notes of T-Mobile (the “Notes”) held by Deutsche Telekom AG, guaranteed on a senior unsecured basis (the “Existing Guarantees”) by certain of the Guarantors (including the Opinion Guarantors), as set forth in the resale prospectus which forms a part of the Registration Statement (the “Resale Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

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For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Opinion Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such parties have duly authorized such agreements or instruments by all requisite action (corporate or otherwise), that such agreements or instruments have been duly executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, including all statements in certificates of public officials and officers of the Opinion Guarantors that we reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of paragraphs 1 and 2 of this opinion letter, we have assumed that (i) the offering, issuance, sale, execution, delivery and definitive terms of any Primary Guarantees of the Opinion Guarantors to be offered from time to time will have been duly authorized and established by proper action of the board of directors, or the sole member, as the case may be, of each of the Opinion Guarantors (the “Future Authorization”) consistent with the procedures and terms described in the Registration Statement and in accordance with each Opinion Guarantor’s (a) certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, or equivalent formation document, and (b) bylaws, limited liability company agreement or equivalent governing document, and, for each Opinion Guarantor, the law applicable to corporations or limited liability companies, as the case may be, of such Opinion Guarantor’s state of incorporation or organization, as the case may be, designated on Schedule A hereto (the “Opinion Jurisdiction”), in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on each Opinion Guarantor or otherwise impair the legal or binding nature of the obligations represented by the Primary Guarantees; (ii) at the time of offer, issuance, sale, execution and delivery of any Primary Guarantees, the Registration Statement will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any documentation creating or evidencing the Primary Guarantees will be executed by a duly authorized officer of each Opinion Guarantor; (iv) any documentation creating or evidencing the Primary Guarantees will be executed and delivered by the parties thereto as contemplated by the applicable Indenture and, as applicable, any supplemental indenture, and in accordance with the terms of the applicable Future Authorization and the applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; (v) the Parent will receive lawful consideration for the Primary Debt Securities and related Primary Guarantees; and (vi) each Opinion Guarantor will remain validly existing under the laws of its Opinion Jurisdiction.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of Colorado, the State of Georgia, the State of Kansas, the State of Missouri, the State of Nevada, the State of Texas and the Commonwealth of Virginia (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect. We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.          Each Opinion Guarantor is validly existing as a corporation or limited liability company, as applicable, under the laws of its Opinion Jurisdiction.

2.          Each Opinion Guarantor has the corporate or limited liability company power, as applicable, under the laws of its Opinion Jurisdiction to issue the Primary Guarantees.

3.          The Existing Guarantees have been duly authorized by each Opinion Guarantor.

This opinion letter has been prepared for use in connection with the Registration Statement.  Please note that we are opining only as to matters set forth herein, and no opinion should be inferred as to any other matters.  This opinion letter is given only as of the time of its delivery, and we assume no obligation or responsibility to update or supplement this opinion letter after its delivery.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Base Prospectus and the Resale Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC

Schedule A

Opinion Guarantor	Opinion Jurisdiction

SWV Six, Inc.	Colorado

Nextel South Corp.	Georgia

SIHI New Zealand Holdco, Inc.	Kansas

Sprint Communications, Inc.	Kansas

Sprint Corporation	Kansas

Sprint eBusiness, Inc.	Kansas

Sprint Enterprise Network Services, Inc.	Kansas

Sprint eWireless, Inc.	Kansas

Sprint International Holding, Inc.	Kansas

Sprint/United Management Company	Kansas

SprintCom, Inc.	Kansas

US Telecom, Inc.	Kansas

Utelcom LLC	Kansas

Sprint Corporation	Missouri

Clear Wireless LLC	Nevada

Clearwire Hawaii Partners Spectrum, LLC	Nevada

Clearwire Spectrum Holdings LLC	Nevada

Clearwire Spectrum Holdings II LLC	Nevada

Clearwire Spectrum Holdings III LLC	Nevada

USST of Texas, Inc.	Texas

Sprint Communications Company of Virginia, Inc.	Virginia